UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2005

CALPINE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware
(State of Other Jurisdiction of Incorporation)

Commission file number: 001-12079

I.R.S. Employer Identification No. 77-0212977

50 West San Fernando Street
San Jose, California 95113
Telephone: (408) 995-5115
(Address of principal executive offices and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.05 — COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

On June 28, 2005, we agreed to sell all of our domestic oil and gas exploration and production assets for $1.05 billion, less transaction fees and expenses. We incorporate by reference in this Item 2.05 our disclosure in the press release filed herewith as Exhibit 99.1. In connection with the sale we estimate that we will incur approximately $58 million of various transaction fees and expenses including investment banking, lending, legal, tax consulting and accounting costs. All of the transaction fees and expenses will be paid in cash. The transaction fees will be paid from the proceeds of the sale.

The expected closing date of the sale is July 7, 2005, subject to satisfaction of certain conditions, including the execution of definitive documentation.

ITEM 8.01 — OTHER EVENTS

On June 29, 2005, the Registrant issued the press release attached hereto as Exhibit 99.1.

ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Businesses Acquired.

Not Applicable

(b) Pro Forma Financial Information.

Not Applicable

(c) Exhibits.

99.1 Press Release dated June 29, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALPINE CORPORATION
By:	/s/ Charles B. Clark, Jr.
Charles B. Clark, Jr.
Senior Vice President, Controller and Chief Accounting Officer

Date: July 5, 2005

EXHIBIT INDEX

Exhibit
Number	Exhibit

99.1	Press Release dated June 29, 2005.